Exhibit 99.1

KUBER RESOURCES CORPORATION

Unanimous Written Consent Of Board of Directors

In Lieu of Special Meeting

The undersigned, being the Director of Kuber Resources Corporation, a Nevada Corporation (the “Corporation”), hereby waives the calling or holding of a meeting of the board of directors of the Corporation (the “Board”), consents in writing as of this 27th day of November 2023 to the following actions and directs that this unanimous written consent be filed by the Corporation’s Secretary with the minutes of proceedings of the Board.

WHEREAS, the Board desires to appoint Wu Yingda as a Director of the Board.

WHEREAS, the Board desires to appoint Li Jiyong as a Director of the Board.

Now therefore,

IT IS HEREBY RESOLVED , the Board shall appoint Wu Yingda as a Director of the Board, effective as of this day, November 27, 2023

FURTHER RESOLVED, the Board shall appoint Li Jiyong as a Director of the Board, effective as of this day, November 27, 2023.

FURTHER RESOLVED, the director of the Board be and hereby is authorized, empowered and directed to take any and all actions and to execute, deliver and file any and all agreements, instruments and documents as the director so acting shall determine to be necessary or appropriate to consummate the transactions contemplated by the foregoing resolution. The taking of such action is to be conclusive evidence that the same was deemed to be necessary or appropriate and was authorized hereby.

IN WITNESS WHEREOF , the undersigned being the Board of Directors of Kuber Resources Corporation , have executed this Consent as of the day and year first written above.

/s Timothy Lam	/s Raymond Fu
Timothy Lam, Director	Raymond Fu, Director

/s Michael Woo	/s Ringo Mui
Michael Woo, Director	Ringo Mui, INED

/s Johnny Chan
Johnny Chan, INED